UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 16, 2011, WellCare of Florida, Inc. (“WCFL”), a wholly-owned subsidiary of WellCare Health Plans, Inc. (“WellCare”), received a countersigned Coordination of Benefits Agreement (the “D-SNP Agreement”) between WCFL and the State of Florida, Agency for Health Care Administration (“AHCA”).

A “D-SNP” is a special needs plan offered to members of a Medicare Advantage plan that are eligible for both Medicare and Medicaid.  The Medicare Improvements for Patients and Providers Act, commonly known as MIPPA, and its related regulations require that any company that wishes to offer a D-SNP in a particular state enter into a contract with that state to coordinate benefits and/or services for such members.  The D-SNP Agreement is intended to fulfill this requirement in the State of Florida.

The D-SNP Agreement outlines the terms under which WCFL will share information with AHCA regarding members of its Florida D-SNP plan and coordinate benefits for such members.  There are no payment obligations under the D-SNP Agreement, although AHCA remains responsible for existing cost sharing obligations, such as the payment of deductibles, coinsurance, and co-payments for the Medicare Part A and Part B programs with respect to certain members of the D-SNP.  Among other things, the terms of the D-SNP Agreement also require WCFL to provide its D-SNP members with the benefits set forth in its D-SNP benefit package, to provide WCFL’s D-SNP members with a comprehensive written statement of benefits and certain other information and to provide AHCA certain reports such as any quality reports submitted by WCFL to the Centers for Medicare & Medicaid Services.  The D-SNP Agreement also requires WCFL to comply with all applicable laws relating to the Medicare program including those relating to marketing, appeals and grievances.

The term of the D-SNP Agreement begins on January 1, 2012 and terminates on December 31, 2012.  It will automatically renew for one additional one-year period unless terminated.  The D-SNP Agreement may subsequently be renewed for up to an additional three years with the written consent of both parties.  Either party may terminate the D-SNP Agreement with 30 days notice to the other party.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the D-SNP Agreement.  The above description is qualified in its entirety by reference to the D-SNP Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                 Financial Statements and Exhibits

 (d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Coordination of Benefits Agreement between WellCare of Florida, Inc. and the State of Florida, Agency for Health Care Administration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Coordination of Benefits Agreement between WellCare of Florida, Inc. and the State of Florida, Agency for Health Care Administration